 Exhibit 99.1

NEWS RELEASE
Gryphon Gold Corporation, 748 S Meadows Parkway, Suite A9, Reno, NV, 89521

FOR IMMEDIATE RELEASE

Gryphon Gold Corporation Announces Resignation of CEO, Interim CFO and Director

Reno, NV – May 1, 2013 - Gryphon Gold Corporation (the “Company” or “Gryphon Gold”) (GGN: TSX; GYPH: OTCQB), a company focused on its joint venture interest in the gold Borealis Oxide Heap Leach Project in Nevada (the “Borealis Property”), updates the status of the litigation with the Royalty Holders.

On April 26, 2013, the Board of Directors (the “Board”) of the Company was notified by its Chief Executive Officer, Interim Chief Financial Officer and Director, Jim O’Neil, of his intention to resign from his position as Chief Executive Officer, Interim Chief Financial Officer and Director by May 10, 2013. The Board is in the process of identifying and selecting candidates to fill these positions.

Marv Kaiser, Chairman of the Board, said “On behalf of the Company, I want thank Jim for his work and wish him success on future endeavors.”

For further information, please contact:

Lisanna Lewis
Vice President
775-883-1456 x 210
llewis@gryphongold.com

Safe Harbor Statement

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to, statements relating to rights of appeal of the Royalty Holders. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors and Uncertainties” in the Annual and Quarterly Reports, as filed with the SEC and Canadian securities administrators and in the Company’s other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company’s website: www.gryphongold.com and www.sec.gov or www.sedar.com.